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                                                                   Exhibit 10.61
                              EMPLOYMENT AGREEMENT
                           THE PRINCETON REVIEW, INC.

     This employment Agreement is between Stephen Melvin ("Melvin") and The Princeton Review, Inc. ("TPR"), and is subject to the terms of the Executive Compensation Policy Statement, the current form of which is attached as Exhibit A (the "Policy Statement"). Terms may be defined in The Princeton Review Glossary. This Agreement supersedes any previous employment agreement.

1.   Job Description: Melvin shall serve as the Chief Financial Officer of TPR.

2. Compensation: As of January 1, 2002, TPR shall pay Melvin $250,000 per year, increasing annually by 3%. He shall also receive a bonus of up to 50% of base salary, as per Exhibit B, attached.

3. 2001 Bonus: Melvin will receive a bonus for 2001 of $55,000, payable as soon as practicable in 2002.

4. Stock Option Grant: TPR shall grant Melvin an option to purchase 100,000 shares of Common Stock at fair market value as indicated by the closing price of REVU on the date of this agreement . These options shall be subject to the terms and conditions of The Princeton Review, Inc. Stock Option Grant attached hereto.

5. Term: This Agreement will expire on February 14, 2004, and will automatically be extended for additional two-year periods upon the completion of the initial term and any two-year extension period thereafter until (i) Exec voluntarily terminates employment or (ii) TPR gives contrary written notice to Exec at least 6 months prior to the completion of the initial term or any two-year extension period thereafter. TPR will not be under any obligation to make additional option grants, such as those described in paragraph 3 above, for any extension terms of this Agreement unless agreed by TPR and Exec.

6. Severance Payments and Benefits: If TPR terminates Exec's employment without Cause, then in addition to the payments provided under Section 5.1 of the Policy Statement, but in lieu of the payments provided under Section
     5.3 of the Policy Statement, TPR will pay Exec an amount equal to his annual base salary for 10 months.

Agreed to this October 15, 2001.


/s/ John Katzman                                              /s/ Stephen Melvin
----------------                                              ------------------
John Katzman                                                  Stephen Melvin
CEO, TPR




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                                    EXHIBIT B
                                BONUS CALCULATION

60%  TPR hits budget

25% Accounting dept gets timely (15th of each month), accurate numbers to SEC and division heads, and has no security breaches or major accounting errors. The department itself is on budget, and structured so that Steve is not the only chief.

15% Steve coaches division heads to understand their businesses better, budget more accurately, and hit their targets. 2003 budget complete by 12/1/02